EXHIBIT 99.3

Consolidated Balance Sheets (Unaudited)

	June 30,	December 31,
(in thousands)	2004	2003
Assets
Cash and cash equivalents
Cash and due from banks	$9,118	$9,701
Federal funds sold	10,360	924

Total cash and cash equivalents	19,478	10,625

Securities available for sale	34,348	39,818
Loans
Loans	138,352	138,468
Allowance for loan losses	(1,732)	(1,636)

Net loans	136,620	136,832

Premises and equipment	2,338	2,469
Other real estate owned	0	2,659
Accrued interest and other assets	2,471	2,153

Total assets	$195,255	$194,556

Liabilities
Deposits
Noninterest bearing	$48,786	$47,132
Interest bearing	109,654	105,551

Total deposits	158,440	152,683

Federal funds purchased	1,573	3,097
Advances from Federal Home Loan Bank	11,499	15,381
Accrued expenses and other liabilities	2,028	1,812
Junior subordinated debt	5,000	5,000

Total liabilities	178,540	177,973

Stockholders’ equity
Preferred stock: No par value; 100,000 shares authorized; none issued
Common stock and surplus: No par value, 15,000,000 shares authorized;
1,192,880 shares issued at June 30, 2004;
1,190,366 shares issued at December 31, 2003	15,889	15,854
Retained earnings	1,153	778
Accumulated other comprehensive income (loss)	(327)	(49)

Total stockholders’ equity	16,715	16,583

Total liabilities and stockholders’ equity	$195,255	$194,556